CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with Quarterly Report of Ivany Nguyen, Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2010 filed with the Securities and Exchange Commission (the “Report”), I,  Derek Ivany, Chief Executive Officer of the Company, and I, Victor Cantore, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.
The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

By:	/s/ Derek Ivany
Name:	Derek Ivany
Title:	Principal Executive Officer and Director
Date:	November 19, 2010

By:	/s/ Victor Cantore
Name:	Victor Cantore
Title:	Principal Financial Officer and Director
Date:	November 19, 2010

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to Ivany Nguyen, Inc. and will be retained by Ivany Nguyen Inc. and furnished to the Securities and Exchange Commission or its staff upon request.